                                                         EX-99.B(j)vfconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 63 to
Registration Statement No. 2-31618 on Form N-1A of Waddell & Reed Advisors
Vanguard Fund, Inc. of our report dated August 3, 2001, appearing in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the caption "Financial
Highlights" in the Prospectus, which is also part of such Registration
Statement.

/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Kansas City, Missouri
October 24, 2001